Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Declares Quarterly Cash Dividend

OMAHA, Neb., November 14, 2018 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced that its board of directors declared a quarterly cash dividend of $0.12 per share on the company’s common stock, payable on Dec. 14, 2018, to shareholders of record at the close of business on Nov. 27, 2018.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, food ingredients, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 62.4% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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